SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a)
                  of the Securities Exchange Act of 1934



Filed by the Registrant       /X/

Filed by a Party other than the Registrant

Check the appropriate box:

/ /  Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(6)(2)

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                       ABRAMS INDUSTRIES, INC.
         ------------------------------------------------
         (Name of Registrant as Specified in Its Charter)

                              N/A
            ------------------------------------------
            (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-
     6(i)(1)(4) and 0-11.

/ / (1) Title of each class of securities to which transaction applies:

     ----------------------------------------------------------

     (2) Aggregate number of class of securities to which transaction applies:

     ----------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ----------------------------------------------------------

                            ABRAMS INDUSTRIES, INC.
                                Atlanta, Georgia

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON AUGUST 23, 2000



      The Annual Meeting of Shareholders of ABRAMS INDUSTRIES, INC. (the "Company") will be held on Wednesday, August 23, 2000, at 4:00 P.M., Atlanta time, at the Company's Corporate Headquarters, 1945 The Exchange, Suite 300, Atlanta, Georgia, for the purpose of considering and voting upon the following:

      (1) The election of eleven Directors to constitute the Board of Directors until the next Annual Meeting and until their successors are elected and qualified.

      (2)   To approve the  Company's  2000 Stock  Award Plan (the "Stock  Award
            Plan").


      (3) Such other matters as may properly come before the meeting or any and all adjournments thereof.


      The Board of Directors has fixed the close of business on July 10, 2000, as the record date for the determination of the shareholders who will be entitled to notice of, and to vote at, this meeting or any and all adjournments thereof.




                                          BY ORDER OF THE BOARD OF DIRECTORS



                                          Alan R. Abrams
                                          CO-CHAIRMAN OF THE BOARD
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER


Atlanta, Georgia
July 27, 2000


                      IMPORTANT - YOUR PROXY IS ENCLOSED.
            PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY PROMPTLY.
                        NO POSTAGE IS REQUIRED IF MAILED
               IN THE UNITED STATES IN THE ACCOMPANYING ENVELOPE.

                            ABRAMS INDUSTRIES, INC.

                               EXECUTIVE OFFICES

                               1945 The Exchange
                                   Suite 300
                          Atlanta, Georgia 30339-2029

                                PROXY STATEMENT

      The following information is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for the Annual Meeting of Shareholders (the "Meeting") to be held on Wednesday, August 23, 2000, at 4:00 P.M., Atlanta time, at the Company's Corporate Headquarters, 1945 The Exchange, Suite 300, Atlanta, Georgia. A copy of the Company's Annual Report for the fiscal year ended April 30, 2000, and a proxy for use at the meeting are enclosed with this Proxy Statement. This Proxy Statement and the enclosed proxy first were mailed to shareholders on or about July 27, 2000.


                              GENERAL INFORMATION

      Any proxy given pursuant to this solicitation may be revoked, without compliance with any other formalities, by any shareholder who attends the Meeting and gives oral notice of his or her election to vote in person. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Meeting by delivering to the President of the Company a notice of revocation or a duly executed proxy for the same shares bearing a later date. All proxies of shareholders solicited by the Company which are properly executed and received by the President of the Company prior to the Meeting, and which are not revoked, will be voted at the Meeting. The shares represented by such proxies will be voted in accordance with the instructions thereon, and unless specifically instructed to vote otherwise, the individuals named in the enclosed proxy will vote to elect all the nominees as set forth in this Proxy Statement and in favor of the Stock Award Plan. Abstentions and broker non-votes will be included in determining whether a quorum is present at the Annual Meeting, but will otherwise have no effect on the election of the nominees for Director or the approval of the Stock Award Plan. For purposes of determining approval of a matter presented at the Meeting other than the election of Directors and the approval of the Stock Award Plan, abstentions will be deemed present and entitled to vote and therefore will have the same legal effect as a vote "against" a matter presented at the Meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter. A system administered by the Company's transfer agent will tabulate the votes cast.

      The cost of soliciting proxies is paid by the Company. Copies of solicitation material may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of the Company's common stock, $1.00 par value per share (the "Common Stock"), and normal handling charges may be paid for such forwarding service. In addition to soliciting by mail, Directors and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone or other means.

      As of July 10, 2000, the record date for the Annual Meeting, there were 2,936,356 shares of Common Stock outstanding and entitled to vote. The holders of Common Stock, the only outstanding class of voting stock of the Company, are entitled to one vote per share.

                      NOMINATION AND ELECTION OF DIRECTORS

      The Board of Directors recommends the election of the eleven (11) nominees listed below to constitute the entire Board to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. If, at the time of the Annual Meeting, any of such nominees should be unable to serve, the persons named in the proxy will vote for such substitutes or vote to reduce the number of Directors for the ensuing year as management recommends. Management has no reason to believe that any substitute nominee or nominees or reduction in the number of Directors for the ensuing year will be required. The affirmative vote of a plurality of the votes cast is required to elect the nominees.

      The Company's By-Laws contain an advance notice procedure for the nomination of candidates for election to the Board. Notice of proposed shareholder nominations for election of Directors must be given to the Secretary of the Company not less than 60 days nor more than 90 days prior to the meeting at which Directors are to be elected, unless the notice of meeting is given less than 60 days prior to the meeting, in which case the notice of nomination must be received not later than the 10th day following the day on which the notice of meeting was mailed to shareholders. The notice of nomination must contain information about each proposed nominee, including age, address, principal occupation, the number of shares of stock of the Company beneficially owned by such nominee and such other information as would be required to be disclosed under the Securities Exchange Act of 1934 (the "Exchange Act"), in connection with any acquisition of shares by such nominee or with the solicitation of proxies by such nominee for his election as a Director. Information must also be disclosed by and about the shareholder proposing to nominate that person. The chairman of a shareholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

      All of the nominees are now Directors of the Company and have served continuously since their first election. The following information relating to:
(1) age as of August 23, 2000; (2) directorships in other publicly-held companies; (3) positions with the Company; and (4) principal employment, has been furnished by the respective nominees. Except as otherwise indicated, each nominee has been or was engaged in his or her present or last principal employment, in the same or a similar position, for more than five years.




================================================================================
                                       INFORMATION ABOUT NOMINEES
            NAME                               FOR DIRECTOR
--------------------------------------------------------------------------------
Alan R. Abrams             A Director  of the Company  since  1992,  he has been
                           Co-Chairman  of the Board since  August  1998,  Chief
                           Executive  Officer  since  July 1999,  and  President
                           since May 2000.   From May 1998 to July 1999,  he was
                           President and Chief Operating  Officer.  He served as
                           Executive  Vice  President of the Company from August
                           1997 to May 1998. From July 1994 to May 1998, he served as President, and from July 1997 to May 1998 as Chief Executive Officer of Abrams Properties, Inc.
                           Mr. Abrams is 45.

David L. Abrams            A Director of the Company since  February 2000, he is
                           an attorney with Sutherland Asbill & Brennan LLP (a law firm). Mr. Abrams is 42.

Edward M. Abrams           A Director  of the Company  since  1953,  he has been
                           Chairman  of the  Executive  Committee  since  August
                           1998. He served as Chairman of the Board of Directors from August 1995 to August 1998, and as Chief
                           Executive  Officer  from August 1995 to August  1997.
                           Prior to that he served as President and Treasurer of the Company. Mr. Abrams is 73.

J. Andrew Abrams           A Director  of the Company  since  1992,  he has been
                           Co-Chairman  of the Board since August 1998, and Vice
                           President-Business  Development  since May  2000.  He
                           served as President and Chief Operating  Officer from
                           July  1999  to  May  2000,   and  as  Executive  Vice
                           President from August 1997 to July 1999. He also has served as Chief Executive Officer of Abrams Fixture
                           Corporation  since July 1997.  From September 1994 to
                           July 1997, he served Abrams  Fixture  Corporation  as
                           Vice President. Mr. Abrams is 40.

Paula Lawton Bevington     A Director of the Company since 1992, she is Chairman
                           of Servidyne Systems, Inc. (a mechanical engineering services company). Ms. Bevington is 62.

Gilbert L. Danielson       A  Director  of the  Company  since May  2000,  he is
                           Executive Vice President, Chief Financial Officer and
                           a  Director  of  Aaron  Rents,   Inc.  (a  furniture,
                           consumer   electronics  and  home  appliance  rental,
                           rental purchase and specialty retailing company). Mr.
                           Danielson is 53.

Melinda S. Garrett         A Director of the Company since  September  1999, she
                           has been Chief Financial Officer of the Company since
                           February 1997. She also has served Abrams Properties,
                           Inc. as Chief  Financial  Officer since May 1998, and
                           Vice President since June 1993. Ms. Garrett is 44.

Robert T. McWhinney, Jr.   A Director of the Company since May 2000, he has been
                           President  and  Chief  Executive  Officer  of Stone &
                           Webster    Management    Consultants,     Inc.    (an
                           international consulting company to energy, water and
                           broader  utility   sectors,   that  is  an  operating
                           subsidiary of Stone & Webster,  Inc.) since  February
                           1997. He was an independent  business consultant from
                           October 1996 to January 1997, and he served Resources
                           Group,  Ltd.  (a  commercial  consulting  company) as
                           Senior  Vice   President   from   September  1995  to
                           September 1996. From April 1995 to August 1995 he served as an independent business consultant. Mr.
                           McWhinney is 60.

B. Michael Merritt         A Director of the Company since February 2000, he has
                           been  President of Abrams  Construction,  Inc.  since
                           June   1995.   Prior   to  that  he   served   Abrams
                           Construction,  Inc. as Executive Vice President.  Mr.
                           Merritt is 50.

L. Anthony Montag          A Director  of the Company  since  1969,  he is Chief
                           Executive  Officer of A.  Montag &  Associates,  Inc.
                           (investment counselors). Mr. Montag is 66.

Felker W. Ward, Jr.        A Director of the Company  since 1992, he is Chairman
                           of Pinnacle Investment Advisors, Inc. (investment advisory services). He is a Director of Shoney's, Inc., AGL Resources, Inc. and Fidelity National Bank.
                           Mr. Ward is 67.

================================================================================

      Alan R. Abrams and J. Andrew Abrams are brothers, sons of Edward M. Abrams, and first cousins of David L. Abrams. David L. Abrams is the nephew of Edward M. Abrams. There are no other family relationships between any Director or Executive Officer and any other Director or Executive Officer of the Company.

      On June 2,  2000,  in  conjunction  with  and as a  condition  to  Stone &
Webster, Inc.'s definitive agreement to sell substantially all of its assets, Stone & Webster and 71 affiliates, including Stone & Webster Management Consultants, Inc., of which Mr. McWhinney serves as President and Chief Executive Officer, sought bankruptcy court approval of the asset sale by filing a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. On July 13, 2000, the U.S. Bankruptcy Court for the District of Delaware approved the sale of substantially all of Stone & Webster, Inc.'s assets to The Shaw Group, Inc., and the transaction was effectively closed on July 14, 2000.


               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      During the fiscal year ended April 30, 2000, the Board of Directors held eight meetings and the Audit Committee held two meetings. Although the Compensation Committee did not meet during the fiscal year ended April 30, 2000, it held meetings in April 1999 and May 2000. All of the incumbent Directors who served during the fiscal year ended April 30, 2000, attended at least 75% of the aggregate of such meetings and the meetings of each committee of the Board on which they serve.

      The Board has a standing Executive Committee currently  consisting of Alan
R. Abrams, Edward M. Abrams, J. Andrew Abrams, Melinda S. Garrett and B. Michael Merritt. This committee is empowered to take actions that do not require the approval of the full Board of Directors. All actions of the Executive Committee subsequently are reviewed by the full Board of Directors.

      The Board has a standing Audit Committee composed entirely of outside Directors. The committee currently consists of Paula Lawton Bevington, Gilbert
L. Danielson and Felker W. Ward, Jr. This committee is authorized to, among other things, review the scope and results of audits and recommendations made relating to internal controls by the external and internal auditors; appraise the independence of and recommend the appointment of the external auditors; and review the adequacy of the Company's financial controls.

      The Board has a standing Compensation Committee, composed entirely of outside Directors. The committee currently consists of Paula Lawton Bevington, Robert T. McWhinney, Jr., L. Anthony Montag and Felker W. Ward, Jr. This committee is authorized to review and make recommendations to the Board of Directors regarding the compensation of the Company's Executive Officers.

      The Company does not have a Nominating Committee.

                 PRINCIPAL HOLDERS OF THE COMPANY'S SECURITIES
                AND HOLDINGS BY EXECUTIVE OFFICERS AND DIRECTORS

      As of April 30, 2000, the following reflects beneficial ownership of the Common Stock by persons (as that term is defined by the Securities and Exchange Commission) who: (1) own more than 5% of the outstanding shares of such stock;
(2) are Directors; (3) are Executive Officers, named in the Summary Compensation Table below; and (4) are Executive Officers and Directors of the Company as a group.

-----------------------------------------------------------------------------------------------
                                                 SHARES OF                    PERCENTAGE OF
                                               COMMON STOCK                   OUTSTANDING
NAME AND ADDRESS                            BENEFICIALLY OWNED                  SHARES
-----------------------------------------------------------------------------------------------
Edward M. Abrams                                   780,093 <F1>                 26.57%

David L. Abrams                                    685,474 <F2>                 23.34%

Janet B. Abrams                                    685,473 <F3>                 23.34%
Post Office Box 53407
Atlanta, Georgia 30355

Judith F. Abrams                                   685,473 <F4>                 23.34%
Post Office Box 53407
Atlanta, Georgia 30355

Kandu Partners, L.P.                               612,208                      20.85%
Post Office Box 53407
Atlanta, Georgia 30355

Alan R. Abrams                                     500,100 <F5>                 17.03%

Abrams Partners, L.P.                              500,000                      17.03%
Post Office Box 724728
Atlanta, Georgia 31139

J. Andrew Abrams                                   500,000 <F6>                 17.03%

BankAmerica Corporation                            289,634 <F7>                  9.86%
100 South Tryon Street
Charlotte, North Carolina 28255

L. Anthony Montag                                    5,461                          *

Felker W. Ward, Jr.                                  2,103                          *

Paula Lawton Bevington                                 200                          *

Gerald T. Anderson II                                    0                          *




-----------------------------------------------------------------------------------------------
                                                 Shares of                    Percentage of
                                               Common Stock                   Outstanding
Name and Address                            Beneficially Owned                  Shares
-----------------------------------------------------------------------------------------------

Gilbert L. Danielson                                     0                          *

Melinda S. Garrett                                       0                          *

Robert T. McWhinney, Jr.                                 0                          *

B. Michael Merritt                                       0                          *

All Executive Officers
  and Directors as a group (12 persons)          1,473,431                      50.18%


*Less than 1%

<F1>  Includes 500,000 shares (17.03% of the outstanding shares) owned by Abrams
      Partners, L.P. which Edward M. Abrams beneficially owns due to his joint control of the general partner of such partnership. Also includes 12,389 shares owned jointly with and 19,919 shares owned directly by Edward M. Abrams' wife. Does not include 144,817 shares (4.93% of the outstanding shares) owned by trusts established by the parents of Edward M. Abrams, and under which Edward M. Abrams and his children, Alan R. Abrams, J. Andrew Abrams, and Laurie Abrams Lindey, are beneficiaries. Both trusts are administered by an independent trustee who holds the power to vote and dispose of the shares.

<F2>  Includes  612,208  shares  (20.85% of  outstanding  shares) owned by Kandu
      Partners, L.P. which David L. Abrams beneficially owns due to his joint control of the general partner of such partnership. Does not include
      144,817 shares (4.93% of the outstanding shares) owned by trusts established by the grandparents of David L. Abrams, and under which David
      L. Abrams, his father, Bernard W. Abrams, and his two sisters, Janet B. Abrams and Judith F. Abrams, are beneficiaries. Both trusts are administered by an independent trustee who holds the power to vote and dispose of the shares.

<F3>  Includes  612,208  shares  (20.85% of  outstanding  shares) owned by Kandu
      Partners, L.P. which Janet B. Abrams beneficially owns due to her joint control of the general partner of such partnership. Does not include
      144,817 shares (4.93% of the outstanding shares) owned by trusts established by the grandparents of Janet B. Abrams, and under which Janet
      B. Abrams, her father, Bernard W. Abrams, her brother, David L. Abrams, and her sister, Judith F. Abrams, are beneficiaries. Both trusts are administered by an independent trustee who holds the power to vote and dispose of the shares.

<F4>  Includes  612,208  shares  (20.85% of  outstanding  shares) owned by Kandu
      Partners, L.P. which Judith F. Abrams beneficially owns due to her joint control of the general partner of such partnership. Does not include
      144,817 shares (4.93% of the outstanding shares) owned by trusts established by the grandparents of Judith F. Abrams, and under which Judith F. Abrams, her father, Bernard W. Abrams, her brother, David L. Abrams, and her sister, Janet B. Abrams, are beneficiaries. Both trusts are administered by an independent trustee who holds the power to vote and dispose of the shares.

<F5>  Includes 500,000 shares (17.03% of the outstanding shares) owned by Abrams
      Partners, L.P. which Alan R. Abrams beneficially owns due to his joint control of the general partner of such partnership. Also includes 100 shares owned by Alan R. Abrams' wife. Does not include 144,817 shares
      (4.93% of the outstanding shares) owned by trusts established by the grandparents of Alan R. Abrams, and under which Alan R. Abrams, his father, Edward M. Abrams, his brother, J. Andrew Abrams, and his sister, Laurie Abrams Lindey, are beneficiaries. Both trusts are administered by an independent trustee who holds the power to vote and dispose of the shares.


<F6>  Includes 500,000 shares (17.03% of the outstanding shares) owned by Abrams
      Partners, L.P. which J. Andrew Abrams beneficially owns due to his joint control of the general partner of such partnership. Does not include
      144,817 shares (4.93% of the outstanding shares) owned by trusts established by the grandparents of J. Andrew Abrams, and under which J. Andrew Abrams, his father, Edward M. Abrams, his brother, Alan R. Abrams, and his sister, Laurie Abrams Lindey, are beneficiaries. Both trusts are administered by an independent trustee who holds the power to vote and dispose of the shares.

<F7>  Consists of shares owned by the trusts referenced in Footnotes 1, 2, 3, 4,
      5, and 6, of which BankAmerica Corporation serves as trustee.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, certain officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. These persons are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and without further inquiry, all required forms were filed on time.


                       APPROVAL OF 2000 STOCK AWARD PLAN

PURPOSE OF THE 2000 STOCK AWARD PLAN

      The Board of Directors adopted the Abrams Industries, Inc. 2000 Stock Award Plan (the "Stock Award Plan") on May 26, 2000, subject to shareholder approval. The Board of Directors is recommending that the Company's shareholders approve the Stock Award Plan for a number of reasons, including compliance with
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). See "Compliance with Section 162(m) of the Internal Revenue Code" below. The Stock Award Plan, if approved by the shareholders, will be effective May 26, 2000, and will remain in effect until May 26, 2010, unless it is terminated by the Board at an earlier date.

      The Board of Directors believes that the Stock Award Plan will be the most direct way of making compensation dependent upon increases in shareholder value. It is the intent of the Plan to provide the means through which employees can build a financial stake in the Company, so as to align employees' economic interests with those of shareholders. The Plan is designed to play an integral role in the ability of the Company to attract and retain key employees, directors, and independent contractors. Equity ownership among employees is an incentive which can enhance company growth, profitability, and, accordingly, shareholder value.

      The following description of the material features of the Stock Award Plan is a summary and is qualified in its entirety by reference to the Stock Award Plan, a copy of which will be provided to any shareholder upon written request to the Company. The Stock Award Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

DESCRIPTION OF AWARDS

      Awards granted under the Stock Award Plan may be "incentive stock options" ("ISOs"), as defined in Section 422 of the Code; "nonqualified stock options" ("NQSOs"); shares of Common Stock, which may be nontransferable and/or forfeitable under restrictions, terms and conditions set forth in the award agreement ("restricted stock" or "stock awards"); stock appreciation rights ("SARs"); or performance shares. ISOs may be granted only to employees of the Company, including officers. NQSOs may be granted to any person employed by or performing services for the Company, including non-employee directors and independent contractors.

      The Compensation Committee of the Board of Directors (the "Committee") or its designee generally has discretion to set the terms and conditions of grants and awards, including the term, exercise price, and vesting conditions (including vesting based on the Company's performance); to select the persons who receive such grants and awards; and to interpret and administer the Stock Award Plan. The number of shares of Common Stock with respect to which awards may be granted under the Stock Award Plan is a maximum of 1,000,000 shares. The maximum number of shares for which options (ISOs and NQSOs), SARs, or restricted stock may be granted to any individual during any calendar year is 300,000 shares, subject to anti-dilution and similar provisions. The Board of Directors may at any time amend or terminate the Stock Award Plan, subject to applicable laws. The Company will pay the administrative costs of the Stock Award Plan.

      The option price for each ISO cannot be not less than 100% of the fair market value of the Common Stock subject to the option. The option price for a NQSO can be less than, equal to, or greater than the fair market value on the date of grant. ISOs are also subject to certain limitations prescribed by the Code, including the requirement that such options cannot be granted to employees who own more than 10% of the combined voting power of all classes of voting stock (a "principal shareholder") of the Company, unless the option price is at least 110% of the fair market value of the Common Stock subject to the option. In addition, an ISO granted to a principal shareholder cannot be exercisable more than five years from its date of grant.

      Full payment of the option price must be made when an Option is exercised. The purchase price can be paid in cash or in such other form of consideration as the Committee may approve, which may include shares of Common Stock valued at their fair market value on the date of exercise, or by any other means which the Committee determines to be consistent with the Stock Award Plan's purpose and applicable law. A Participant will have no rights as a shareholder with respect to the share subject to his Option until the Option is exercised.

TERMINATION OF AWARDS

      The terms of an award may provide that it will terminate, among other reasons, upon the holder's termination of employment or other status with the Company or its subsidiaries, upon a specified date, upon the holder's death or disability, or upon the occurrence of a change in control of the Company. Also, the Committee may, within the terms of the Stock Award Plan, provide in the Award Agreement for the acceleration of vesting for any of the above reasons.

COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE

      Section 162(m) of the Code denies a deduction by an employer for certain compensation in excess of $1.0 million per year paid by a publicly traded corporation to the Chief Executive Officer or any of the four most highly compensated executive officers other than the Chief Executive Officer (the "Named Executive Officers"). Compensation realized with respect to stock options, including upon exercise of an NQSO or upon a disqualifying disposition of an ISO, as described below under "Certain Federal Income Tax Consequences," will be excluded from this deduction limit if it satisfies certain requirements, including a requirement that the Stock Award Plan be approved by the Company's shareholders.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      OPTIONS. Under current tax law, a holder of an ISO under the Stock Award Plan does not, as a general matter, realize taxable income upon the grant or exercise of the ISO. (Depending upon the holder's income tax situation, however, the exercise of the ISO may have alternative minimum tax implications.) In general, a holder of an ISO will only recognize income at the time that Common Stock acquired through exercise of the ISO is sold or otherwise disposed of. In that situation, the amount of income that the optionee must recognize is equal to the amount by which the value of the Common Stock on the date of the sale or other disposition exceeds the option exercise price. If the optionee disposes of the stock after the required holding period -- that is, no earlier than a date that is two years after the date of grant of the option and one year after the date of exercise -- the income is taxed as a capital gain. If disposition occurs prior to expiration of the holding period, the optionee will recognize ordinary income equal to the difference between the fair market value of the shares at the exercise date and the option exercise price; any additional increase in the value of option shares after the exercise date will be taxed as a capital gain. The Company is entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, if any.

      An optionee will not realize income when a NQSO option is granted to him or her. Upon exercise of such option, however, the optionee must recognize ordinary income to the extent that the fair market value of the Common Stock on the date the option is exercised exceeds the option exercise price. Any such gain is taxed in the same manner as ordinary income in the year the option is exercised. Thereafter, any additional gain recognized upon the disposition of the shares of stock obtained by the exercise of a NQSO will be taxed as short or long-term capital gain, depending on the optionee's holding period. The Company will not experience any tax consequences upon the grant of a NQSO, but will be entitled to take an income tax deduction equal to the amount that the option holder includes in income, if any, when the NQSO is exercised.

      STOCK AWARDS; RESTRICTED STOCK. With respect to the grant of stock (or restricted stock) under the Plan, the Company is of the opinion that the Participant will realize compensation income in an amount equal to the fair market value of the stock, less any amount paid for such stock, at the time when the Participant's rights with respect to such stock are no longer subject to a substantial risk of forfeiture, unless the Participant elected, pursuant to a special election provided in the Code, to be taxed on the stock at the time it was granted. The Company is also of the opinion that it will be entitled to a deduction under the Code in the amount and at the time that compensation income is recognized by the Participant.

      SARS; PERFORMANCE SHARE AWARDS. In general, a Participant will recognize compensation income on account of the settlement of an SAR or a performance share award in an amount equal to the sum of any cash that is paid to the Participant plus the fair market value of Common Stock (on the date that the shares are first transferable or not subject to a substantial risk of forfeiture) that is received in settlement of the award. The Company will generally be entitled to a deduction for the same amount.

NEW STOCK AWARD PLAN BENEFITS

      As of July 10, 2000, no options or other awards have been granted under the Stock Award Plan. Future awards may be made, at the discretion of the Committee. The number of options and awards that may be granted in the future to eligible participants is not currently determinable.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

      The affirmative vote of the holders of a majority of the shares of the Common Stock of the Company represented and voted at the Annual Meeting, assuming the presence of a quorum, is required to approve the Stock Award Plan.

      The Board of Directors, which unanimously approved the Stock Award Plan, recommends a vote "FOR" approval of the Stock Award Plan.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

      The following table sets forth all compensation earned by each of the persons who served during the last fiscal year as the Chief Executive Officer ("CEO") and each of the four other most highly compensated Executive Officers for services rendered in all capacities during the Company's last three fiscal years:


                                                             Annual Compensation        Other
                                                             -------------------        Annual             All Other
        Name and                                  Fiscal     Salary      Bonus       Compensation        Compensation
     Principal Position                            Year        ($)       ($)<F1>        ($) <F2>              ($)
----------------------------------------------------------------------------------------------------------------------
  Alan R. Abrams                                   2000      225,000     131,912          --                35,366  <F3>
      Chief Executive Officer since July 1999,     1999      224,692      30,272          --                26,917
      President since May 2000.                    1998      185,000     185,274          --                34,111
      President and Chief Operating
      Officer from May 1998 to July 1999.

  J. Andrew Abrams                                 2000      185,000      65,805          --                22,877  <F4>
      Vice President-Business Development          1999      183,014       8,497          --                15,674
      since May 2000. Former President             1998      150,020      10,853          --                15,704
      and Chief Operating Officer from
      July 1999 to May 2000, Executive
      Vice President to July 1999. Chief
      Executive Officer, Abrams Fixture
      Corporation.

  B. Michael Merritt                               2000      159,000     168,515          --                18,846  <F5>
      President, Abrams Construction, Inc.         1999      150,020     253,770          --                21,003
                                                   1998      126,068     237,470          --                19,559

  Melinda S. Garrett                               2000      149,678     123,884          --                30,453  <F6>
      Chief Financial Officer.                     1999      139,808      18,420          --                13,546
      Chief Financial Officer and Vice             1998      115,001     101,072          --                16,508
      President, Abrams Properties, Inc.

  Gerald T. Anderson II                            2000      190,000     118,958          --                23,063  <F7>
      President and Chief Executive                1999      180,000      24,682          --                14,578
      Officer, Abrams Properties, Inc.             1998      120,560     141,573          --                19,407

  Joseph H. Rubin                                  2000       73,000        --        194,023 <F8>          313,762 <F8>
      Former Chief Executive Officer to            1999      365,000      58,786          --                 28,776
      July 1999.                                   1998      347,139     112,084          --                 32,288


<F1>  Consists  of cash  bonuses,  cash  profit-sharing  and  special  incentive payments (both accrued and deferred, during the applicable fiscal year, such deferral at the election of the Executive Officer).

<F2>  Perquisites  and  other  benefits  paid by the  Company  on  behalf of the
      Executive Officers, other than as shown below, do not meet the SEC threshold for disclosure.


<F3>  Consists  of amounts  credited  to Mr.  Abrams'  account in the  Company's
      Deferred Profit-Sharing Plan of $17,766 and directors fees of $17,600.

<F4>  Consists  of amounts  credited  to Mr.  Abrams'  account in the  Company's
      Deferred Profit-Sharing Plan of $5,277 and directors fees of $17,600.

<F5>  Consists of amounts  credited to Mr.  Merritt's  account in the  Company's
      Deferred Profit-Sharing Plan of $16,346 and directors fees of $2,500.

<F6>  Consists of amounts  credited to Ms.  Garrett's  account in the  Company's
      Deferred Profit-Sharing Plan of $21,053 and directors fees of $9,400.

<F7>  Consists of amounts  credited to Mr.  Anderson's  account in the Company's
      Deferred Profit-Sharing Plan.

<F8>  Other  Annual  Compensation  consists of  earnings  on amounts  previously deferred under the Company's deferred compensation plans that were paid out during the fiscal year ended April 30, 2000. All Other Compensation consists of amounts credited to Mr. Rubin's account in the Company's Employee's Deferred Compensation Plan of $2,162, and directors fees of $7,600. Also includes $68,000 paid, and $236,000 to be paid by January 1, 2001, to Mr. Rubin pursuant to a Severance and Consulting Agreement entered into with the Company, effective July 13, 1999.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                        REPORT ON EXECUTIVE COMPENSATION


      The objectives of the Company's Executive compensation program are to enhance the profitability of the Company, and thus shareholder value, by aligning compensation with the financial interests of the shareholders of the Company, and attracting, motivating, rewarding and retaining employees, including Executive Officers, who contribute to the long-term success of the Company. In furtherance of these goals, the Company's compensation program for Executive Officers includes base salary, annual incentive compensation and long-term incentive compensation. In addition, at the discretion of the Board of Directors, selected Executive Officers may participate in the Senior Management Deferral Plan, which is designed to permit eligible employees to defer a portion of their incentive compensation. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the compensation of the Company's Executive Officers.

      SALARY. The Compensation Committee determines the base salary for the Executive Officers, including the CEO, based upon the financial performance (including profitability and/or revenues) of the Company or subsidiary, as the case may be, and upon the individual's level of responsibility, qualifications, time with the Company, contribution, performance, and the pay levels of similarly positioned executives in comparable companies. Evaluation of these factors is subjective, and no fixed, relative weights are assigned to the criteria considered. The beginning point for determining the salary is the base salary the Executive Officer received in the prior fiscal year.

      INCENTIVE COMPENSATION. The majority of the Bonuses and All Other Compensation reported in the Summary Compensation Table (excluding compensation for Mr. Rubin's Severance and Consulting Agreement) was paid as annual cash bonuses, as described below, and pursuant to the Company's profit-sharing plan. In general, all employees meeting certain service requirements are eligible to participate in the profit-sharing plan. The aggregate contribution of the Company to the profit-sharing plan is set annually by the Board of Directors and then allocated based on the eligible compensation of participants. As a result, profit-sharing plan allocations are based on the same factors as are the salaries of the Executive Officers.

      The Board of Directors of the Company or the Board of Directors of a subsidiary company, as the case may be, determines the amount of an annual cash bonus, if any, separate from the profit-sharing plan, for certain of the Executive Officers and management employees. These bonuses are based upon the financial performance (including profitability and/or revenues) of the Company or subsidiary, as the case may be, and upon the individual's level of responsibility, qualifications, time with the Company, contribution, and performance, and upon the respective Board of Director's judgment as to the impact of the individual on the financial performance of the Company.

      The Company does not anticipate that Section 162(m) of the Internal Revenue Code that limits the tax deduction for certain executive compensation at $1,000,000 will have any impact on the compensation policies of the Company.

      The tables included in the proxy statement and accompanying narrative and footnotes reflect the decisions covered by the above discussion.

      The foregoing report has been furnished by the following members of the Compensation Committee of the Board of Directors: Paula Lawton Bevington, L. Anthony Montag and Felker W. Ward, Jr.


                             DIRECTORS COMPENSATION


      Currently, each Director is paid a retainer of $600 per month and a fee of $1,300 per Board of Directors meeting attended. In addition, Directors who are members of the Audit Committee or Compensation Committee, but who are not Executive Officers of the Company, are paid a fee of $600 for each Audit Committee or Compensation Committee meeting attended.

      DIRECTORS' DEFERRED COMPENSATION PLAN. The Company maintains a Directors' Deferred Compensation Plan (the "Deferred Compensation Plan") under which members of the Board of Directors of the Company may elect to defer to a future date receipt of all or any part of their compensation as Directors and/or as members of a committee of the Board. For purposes of the Deferred Compensation Plan, "compensation" means the retainer fees and meeting fees payable to such Directors by the Company in their capacities as Directors or as members of the Audit or Compensation Committee of the Board of Directors.

      The Deferred Compensation Plan is administered by the Executive Committee of the Board of Directors. A committee member may not participate in any decision relating in any way to his individual rights or obligations as a participant under the Deferred Compensation Plan.

      The Company will make payments of deferred compensation and the earnings on such deferred compensation under the Deferred Compensation Plan at the time specified by each participant in a lump sum, or, at the sole discretion of the participant, in no more than five equal annual installments. For the year ended April 30, 2000, four incumbent members of the Board of Directors (including one Executive Officer who is also a Director) participated in the Deferred Compensation Plan.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN ON
              $100 INVESTMENT AMONG ABRAMS INDUSTRIES, INC., NASDAQ
           STOCK MARKET (U.S. COMPANIES), NASDAQ RETAIL TRADE STOCKS,
                  AND DOW JONES U.S. HEAVY CONSTRUCTION STOCKS
                       ASSUMING REINVESTMENT OF DIVIDENDS


      Set forth below is a line graph comparing, for the five-year period ending April 30, 2000, the cumulative total shareholder return (stock price increase plus dividends, divided by beginning stock price) on the Company's common stock with that of (i) all U.S. companies quoted on NASDAQ, (ii) all retail trade companies quoted on NASDAQ and (iii) all companies in the Dow Jones U.S. Heavy Construction Index. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

     [PERFORMANCE GRAPH APPEARS HERE IN THE PRINTED VERSION AND THE NUMBERS
                      ARE REPRESENTED IN THE TABLE BELOW.]

                                               04/30/95    04/30/96     04/30/97   04/30/98    04/30/99    4/30/00
                                               --------    --------     --------   --------    --------    -------
Abrams Industries, Inc.                         $100.00    $ 84.30      $117.90    $155.70     $ 92.10     $ 92.40

NASDAQ Stock Market (US Companies)              $100.00    $142.60      $150.90    $225.60     $309.20     $470.70

NASDAQ Retail Trade Stocks                      $100.00    $137.30      $122.70    $188.40     $192.40     $144.00

Dow Jones U.S. Heavy Construction Index*        $100.00    $130.59      $117.07    $109.76     $100.06     $121.95


            * The Company has added another index to use for comparative purposes beginning in the fiscal year ended April 30, 2000. The Company believes the Dow Jones U.S. Heavy Construction Index is closely related to its core business, considering that the majority of the Company's operating revenues are derived from its construction activities.

           INFORMATION CONCERNING THE COMPANY'S INDEPENDENT AUDITORS

      PricewaterhouseCoopers LLP were the independent public accountants for the Company during the year ended April 30, 2000. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. The Board of Directors has not selected auditors for the present fiscal year because the matter has not yet been considered.


                             SHAREHOLDERS PROPOSALS


      In accordance with the provisions of Rule 14a-8(a)(3)(I) of the Securities and Exchange Commission, proposals of shareholders intended to be presented at the Company's 2001 Annual Meeting of Shareholders must be received by the Company at its executive offices on or before March 22, 2001, in order to be eligible for inclusion in the Company's Proxy Statement and form of proxy for that meeting. The Company must be notified of any other shareholder proposal intended to be presented for action at the meeting not later than 45 days before the Company's 2001 Annual Meeting, or else proxies may be voted on such proposal at the discretion of the person or persons holding those proxies.

      The Company's By-Laws require notice to the Secretary in advance of any regular shareholders' meeting of any shareholder proposals. The By-Laws further require that in connection with such proposals the shareholders provide certain information to the Secretary. The summary descriptions of the By-Laws contained in this Proxy Statement are not intended to be complete, and are qualified in their entirety by reference to the text of the By-Laws which are available upon request of the Company.


                                 OTHER MATTERS

      The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is the intention of each person named in the proxy to vote the proxy in accordance with his judgment of what is in the best interest of the Company.




                                           BY ORDER OF THE BOARD OF DIRECTORS



                                           Alan R. Abrams
                                           CO-CHAIRMAN OF THE BOARD
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER





Atlanta, Georgia
July 27, 2000

                        ABRAMS INDUSTRIES, INC


   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
        MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 23, 2000.

      The undersigned shareholder of Abrams Industries, Inc. hereby constitutes and appoints Alan R. Abrams and J. Andrew Abrams, and either of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned to act for and to vote all of the undersigned's shares of Common Stock of Abrams Industries, Inc. at the Annual Meeting of Shareholders to be held in Atlanta, Georgia, on Wednesday, the 23d day of August, 2000, at 4:00 P.M., and at any and all adjournments thereof as follows:


(1) Election of Directors

 [ ] FOR all nominees listed below (except as marked        [ ] WITHHOLD AUTHORITY to vote for all nominees listed below to the contrary below)

       NOMINEES: ALAN R. ABRAMS; DAVID L. ABRAMS; EDWARD M. ABRAMS; J. ANDREW ABRAMS; PAULA LAWTON BEVINGTON;
       GILBERT L. DANIELSON; MELINDA S. GARRETT; ROBERT T. McWHINNEY, JR.; B. MICHAEL MERRITT; L. ANTHONY MONTAG;
       AND FELKER W. WARD, JR.

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED
      BELOW.)

      --------------------------------------------------------------------------------------------------


(2)  Approval of the Company's 2000 Stock Award Plan.
         / / FOR / / AGAINST / / ABSTAIN

(3) For the transaction of such other business as may lawfully come before the meeting; hereby revoking any proxies as to said shares heretofore given by the undersigned and ratifying and confirming all that said attorneys and proixes may lawfully do by virtue hereof.

     It is understood that this Proxy confers discretionary authority in respect to matters not known to or determined by the undersigned at the time of mailing of notice of the meeting.

    THE BOARD OF  DIRECTORS  FAVORS A VOTE "FOR" ALL OF THE  NOMINEES  LISTED IN
ITEM 1 AND "FOR" ITEM 2. UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED FOR IN ITEM 1, THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES LISTED AND "FOR" THE APPROVAL OF ITEM 2.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated July 27, 2000, and the Proxy Statement furnished therewith.


                                              _________________________________

Dated and signed__________________, 2000      _________________________________
                                              (Signature should agree with name
                                              hereon. Executors, administrators,
                                              trustees, guardians and attorneys
                                              should so indicate when  signing.
                                              For  joint  accounts  each  owner
                                              should sign.  Corporations should
                                              sign full corporate  name by duly
                                              authorized officer.)

        This Proxy is revocable at or at any time prior to the meeting. Please sign and return this Proxy to SunTrust Bank, Attn: Stock Transfer Department, P.O. Box 105649, Atlanta, Georgia 30348-9923, in the accompanying prepaid envelope.